Exhibit 99.1

Vaxart Granted Extension by Nasdaq to Regain Compliance

- Company must regain compliance with the Nasdaq Bid Price Rule on or before the October 17, 2025 deadline -

SOUTH SAN FRANCISCO, Calif., August 29, 2025 — Vaxart, Inc. (OTCQX: VXRT) (“Vaxart” or the “Company”), a clinical-stage biotechnology company developing a range of oral recombinant pill vaccines based on its proprietary delivery platform, announced that it received a decision letter (the “Letter”) from the Nasdaq Hearings Panel (the “Panel”) on August 27, 2025, granting the Company’s request to effect a plan to regain compliance with The Nasdaq Stock Market’s LLC (“Nasdaq’s”) minimum bid price requirement.

The grant of the Company’s request for continued listing on Nasdaq is subject to the following conditions: (i) On or before September 5, 2025, the Company shall obtain stockholder approval for a reverse stock split (“RSS”); (ii) On or before October 6, 2025, the Company shall complete a RSS; and (iii) On or before October 17, 2025, the Company shall demonstrate compliance with Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”).

At the hearing, held on August 14, 2025, Vaxart’s senior management, advisors and outside counsel outlined the Company’s background and compliance plan for the Panel. With respect to its Bid Price Rule deficiency, the Company highlighted changes to its RSS proposal, including narrowing the proposed range for the RSS ratio, reducing the number of authorized shares, and a communication plan to gain the support of stockholders.

The Company continues to conduct direct engagement with stockholders to answer their most frequently asked questions. Vaxart addressed many of these questions during a virtual fireside chat on August 20, 2025, and interested investors can listen to a replay here.

"We appreciate Nasdaq for recognizing our continued efforts to regain compliance and granting us an extension. In this challenging environment for vaccine companies, our Nasdaq listing is crucial for our future success, and this positive outcome hinges on a successful reverse stock split. We have spoken to many of our stockholders and now it is up to them to vote to secure our future on Nasdaq. We hope we can count on their support," said Steven Lo, Chief Executive Officer of Vaxart.

If stockholders have any questions regarding the reverse stock split proposal or need assistance voting, please contact Vaxart’s proxy solicitation firm, Campaign Management, toll-free at 1-855-264-1527 or via email at info@campaign-mgmt.com.

About Vaxart

Vaxart is a clinical-stage biotechnology company developing a range of oral recombinant vaccines based on its proprietary delivery platform. Vaxart vaccines are designed to be administered using pills that can be stored and shipped without refrigeration and eliminate the risk of needle-stick injury. Vaxart believes that its proprietary pill vaccine delivery platform is suitable to deliver recombinant vaccines, positioning the company to develop oral versions of currently marketed vaccines and to design recombinant vaccines for new indications. Vaxart’s development programs currently include pill vaccines designed to protect against coronavirus, norovirus and influenza, as well as a therapeutic vaccine for human papillomavirus (HPV), Vaxart’s first immune-oncology indication. Vaxart has filed broad domestic and international patent applications covering its proprietary technology and creations for oral vaccination using adenovirus and TLR3 agonists.

Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to the “safe harbor” created by those sections, concerning our business, operations, and financial performance and condition as well as our plans, objectives, and expectations for business operations, funding, any ability to stay listed on Nasdaq, any ability to regain and maintain compliance with the Bid Price Rule, and financial performance and condition. Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. You can identify these statements by words such as “anticipate,” “assume,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “will,” “would,” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about our business and the industry in which we operate and management’s beliefs and assumptions and are not guarantees of future performance or development and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this communication may turn out to be inaccurate. Factors that could materially affect our business operations and financial performance and condition include, but are not limited to, those risks and uncertainties described under “Item 1A - Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and risk factors disclosed in any subsequent Quarterly Reports on Form 10-Q. You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to us as of the date of this communication. Unless required by law, we do not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this communication.

Participants in the Solicitation

The Company and its directors, executive officers, and certain employees and other persons may be deemed to be participants in the solicitation of proxies from the Company's stockholders in connection with the business to be conducted at the special meeting of stockholders to be held on September 5, 2025. Investors and security holders may obtain more detailed information regarding the names, affiliations, and interests of the Company's directors and executive officers in the definitive proxy statement filed in connection with the special meeting of stockholders as well as the Company’s other filings with the U.S. Securities and Exchange Commission (the “SEC”), all of which may be obtained free of charge at the website maintained by the SEC at www.sec.gov.

Contact

Vaxart Media and Investor Relations

Matt Steinberg

FINN Partners

IR@vaxart.com

(646) 871-8481